Exhibit 99.1

FOR IMMEDIATE RELEASE

Real Estate Referral Center, Inc., Cancels Plans to Acquire Technology-based Marketing Company

CALGARY, ALBERTA, CANADA – October 2, 2007 – Real Estate Referral Center, Inc. (OTCBB: RRFC) today announced it has cancelled its plan to acquire Loyalty Source, Inc. The company will continue to pursue other companies to acquire and develop shareholder value.

Safe Harbor.

Statements about the Company's future expectations and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby.

The above information contains information relating to the Company that is based on the beliefs of the Company and/or its management as well as assumptions made by and information currently available to the Company or its management. When used in this document, the words "anticipate," "estimate," "expect," "intend," "plans," "projects," and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or projected. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, the impact of competitive services and pricing and general economic risks and uncertainties.

For Further Information Contact: Yarek Bartosz 1-403-612-9878